UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2017

VANDA PHARMACEUTICALS INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-34186	03-0491827
(Commission File No.)	(IRS Employer Identification No.)

2200 Pennsylvania Avenue NW

Suite 300E

Washington, DC 20037

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (202) 734-3400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2017 annual meeting of stockholders of Vanda Pharmaceuticals Inc. (the “Company”) held on June 15, 2017 (the “Annual Meeting”), the following proposals were submitted to the stockholders of the Company:

Proposal 1:	The election of two directors to serve as Class II directors for a term of three years until the 2020 annual meeting of stockholders.

Proposal 2:	The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

Proposal 3:	The approval on an advisory non-binding basis of the compensation of the Company’s named executive officers.

Proposal 4:	Approve on an advisory basis the frequency of say-on-pay votes.

Proposal 5:	Approve the amendment and restatement of the Company’s 2016 Equity Incentive Plan to, among other things, increase the aggregate number of shares authorized for issuance under the 2016 Equity Incentive Plan.

For more information about the foregoing proposals, see the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 27, 2017 (the “Proxy Statement.”). Of the 44,552,263 shares of the Company’s common stock entitled to vote at the Annual Meeting, 40,652,400 shares, or approximately 91.25%, were represented at the meeting in person or by proxy, constituting a quorum. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, in respect of each such matter is set forth below:

Proposal 1:	Election of Directors.

The Company’s stockholders elected the following directors to serve as Class II directors until the 2020 annual meeting of stockholders. The votes regarding the election of director were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Richard W. Dugan	29,617,434	1,742,108	9,292,858
Vincent J. Milano	29,348,653	2,010,889	9,292,858

Proposal 2:	Ratification of PricewaterhouseCoopers LLP.

The Company’s stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
40,498,030	100,930	53,440	0

Proposal 3:	Compensation of Named Executive Officers.

The Company’s stockholders approved on an advisory non-binding basis the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
18,355,607	12,980,060	23,875	9,292,858

Proposal 4:	Frequency of Advisory Vote on Compensation of Named Executive Officers.

The Company’s stockholders approved the option of holding an advisory non-binding vote to approve the compensation of the Company’s named executive officers once every “1 Year.” The votes regarding this proposal were as follows:

1 Year	2 Years	3 Years	Votes Abstaining	Broker Non-Votes
31,190,334	46,964	110,620	11,624	9,292,858

In accordance with the recommendation of the Company’s Board of Directors as set forth in the Proxy Statement, and based on the voting results for this Proposal 5, the Company’s Board of Directors determined that an advisory vote to approve the compensation of the Company’s named executive officers will be conducted on an annual basis. The Company’s Board of Directors will reevaluate this determination after the next stockholder advisory vote on this matter is held.

Proposal 5:	Approval of the Amended and Restated Vanda Pharmaceuticals Inc. 2016 Equity Incentive Plan.

The Company’s stockholders approved the amendment and restatement of the Vanda Pharmaceuticals Inc. 2016 Equity Incentive Plan to, among other things, increase the number of shares authorized for issuance thereunder. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
28,470,017	2,873,287	16,238	9,292,858

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2017	VANDA PHARMACEUTICALS INC.

	By:	/s/ Richard L. Gulino
		Name:	Richard L. Gulino
		Title:	Senior Vice President, General Counsel and Secretary